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                                                                   EXHIBIT 10.21

                                AMENDMENT NO. 2
                        NATIONAL COMMERCE BANCORPORATION
                    1994 STOCK PLAN, AS AMENDED AND RESTATED
                        EFFECTIVE AS OF NOVEMBER 1, 1996

The National Commerce Bancorporation 1994 Stock Plan, as amended and restated effective as of November 1, 1996, as further amended as of July 1, 1998 by Amendment Number One (collectively, the "Plan"), is hereby further amended as follows:

1.  Section 7.1 of the Plan is hereby amended to read as follows:

    7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchaser shares of Stock; provided, however, that (1) no grants of ISOs shall be made to Key Employees who are not employed by NCBC or a Subsidiary and (2) the number of shares of Stock subject to Options granted to a Key Employee during any calendar year shall not exceed 200,000 shares each calendar year unless the Key Employee is NCBC's Chief Executive Officer or Chairman of NCBC's Board of Directors, in which event such number shall not exceed 400,000 shares each calendar year. Each grant of an Option to a Key Employee shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. However, if the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. The Committee shall have the right to grant a NQO and Restricted Stock to a key Employee at the same time and to condition the exercise of the NQO on the forfeiture of the Restricted Stock grant. Finally, the 200,000 and 400,000 share grant caps set forth in this (S) 7.1 shall not apply to an Option granted to an individual not previously employed by NCBC to induce the individual to become an employee of NCBC.

     In all other respects, the 1994 Stock Plan, as amended and restated effective as of November 1, 1996, as further amended by Amendment Number One effective July 1, 1998, shall remain in full force and effect. This Amendment No. 2 is effective as of June 29, 2000 after due approval of the shareholders of National Commerce Bancorporation.

                                        NATIONAL COMMERCE
                                        BANCORPORATION


                                        By:_______________________________